Exhibit 99.81

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated June 30, 2002, to the Board of Directors of Northrop Grumman Corporation as Annex C to, and the reference thereto under the captions “SUMMARY—The Merger—Opinions of Financial Advisers—Northrop Grumman” and “THE MERGER—Opinions of Financial Advisers—Northrop Grumman’s Advisers” in, the Joint Proxy Statement/Prospectus of Northrop Grumman Corporation and TRW Inc., which Joint Proxy Statement/Prospectus is part of Amendment No. 6 to the Registration Statement on Form S-4 (Registration No. 333-83672) of Northrop Grumman Corporation to be filed with the Securities and Exchange Commission on September 13, 2002. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

STEPHENS FINANCIAL GROUP

By:	/s/ E. Stephen Benson

Name	E. Stephen Benson

Title:	Managing Executive

New York, New York
September 12, 2002